UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Kayne Anderson Energy Total Return Fund, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	42-1665942

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1800 Avenue of the Stars, Second Floor Los Angeles, California	90067

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [_]

Securities Act registration statement file number pursuant to which this form relates:      333-124004

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     Incorporated by reference herein is the section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on March 25, 2005 (Securities Act File No. 333-124004 and Investment Company Act File No. 811-21750), as amended on May 23, 2005, and as subsequently amended.

Item 2. EXHIBITS.

     None.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.

By: /s/ David Shladovsky

Name: David Shladovsky Title: Corporate Secretary Date: May 23, 2005